Exhibit 99.1

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS
THIRD QUARTER 2006 FINANCIAL RESULTS
Company Expects to End Year at Upper End of Earnings Guidance Range

AVON, Conn. — October 25, 2006 — Magellan Health Services, Inc. (Nasdaq:MGLN) today reported operating results for the third quarter of fiscal year 2006.  In addition, on the basis of its third quarter performance, the Company now expects that it will end the year at the upper end of its previous guidance range of earnings per diluted common share of $1.81 to $2.18 and segment profit of $190 million to $210 million.

Financial Results

For the quarter ended September 30, 2006, the Company reported net revenue of $429.5 million and net income of $21.2 million, or $.54 per diluted common share.  For the prior year quarter, net revenue was $454.3 million.  Net income for the prior year quarter, as restated, was $33.6 million, or $.89 per diluted common share.  Segment profit (which represents profit from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, income taxes and minority interest) for the current year quarter was $54.6 million, compared with $68.9 million in the prior year quarter.

For the nine months ended September 30, 2006, the Company reported net revenue of $1.23 billion and net income of $63.8 million, or $1.65 per diluted common share.  For the prior year period, the Company reported net revenue of $1.37 billion and net income, as restated, of $78.4 million, or $2.11 per diluted common share.  Segment profit for the first nine months of 2006 was $154.0 million versus $189.1 million for the prior year period.

See the attached tables detailing the Company’s operating results, including results by segment.

The Company ended the quarter with unrestricted cash and investments of $138.3 million. Cash flow from operations for the nine months ended September 30, 2006 was $132.0 million compared with $144.4 million for the comparable period in the prior year.

Steven J. Shulman, chairman and chief executive officer, said, “This past quarter we again delivered a strong financial performance in total, which included the impact of two months of operating results for ICORE Healthcare, our specialty pharmaceutical management business segment and the second new line of business added this year.  ICORE’s talented team and successful business model are continuing to generate excellent results and future prospects are strong with ICORE’s business development team having recently made progress

MAGELLAN HEALTH SERVICES REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS
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on 2007 sales targets. Our behavioral health results continued to be robust.  While our operating results in the radiology segment were not as strong as we would have liked this quarter, our key efforts were focused in developing and selling a risk radiology product. This important goal was achieved by the signing and announcement of our letter of intent with CIGNA to manage advanced imaging benefits for approximately three million of its members, which are split equally between risk- and ASO fee-based funding.  This news is validation of our strategy of combining the strengths of Magellan and NIA to meet the needs of health plans in managing the cost and quality of advanced diagnostic imaging on a risk basis.”

Mark S. Demilio, chief financial officer, said, “Our consistent performance, financial integrity and the strength of our balance sheet engender confidence in the customers for whom we manage care through risk contracts. As 2006 comes to a close we expect our favorable performance to continue and that we will generate segment profit at the upper end of our guidance range for the year.  We anticipate providing 2007 guidance in December as we typically do.  In the meantime, we are providing estimates of the revenue and earnings impact of contract activity known to date.”

Contract Update

In addition to the recently announced CIGNA letter of intent, the Company has won new business that will affect revenue and earnings in 2007, primarily in its public sector segment and as a subcontractor with health plans on integrated Medicaid bids.  The total impact in 2007 of the new business won year-to-date, excluding the CIGNA letter of intent, is expected to be approximately $170 million of revenue and approximately $21 million in segment profit.  These estimates include previously announced wins but exclude new sales by ICORE, which are included in the previously announced guidance regarding ICORE.

The total impact in 2007 of the previously announced contract terminations with WellPoint, Inc. for its Midwest region and TennCare for its Middle Region, each of which will be effective March 31, 2007, as well as other known contract terminations is expected to be approximately $200 million of revenue and approximately $44 million in segment profit.

Earnings Results Conference Call

A conference call will be held to discuss the earnings at 10:30 a.m. Eastern time on Thursday, October 26.  To participate in the conference call, interested parties should call 1-888-390-4698 and reference the passcode Third Quarter Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at the investor relations page of Magellan’s Web site, www.MagellanHealth.com.

A taped replay of the conference call will be available from approximately 12:30 p.m. Eastern time on Thursday, October 26 until midnight on Thursday, November 2. The call-in numbers for the replay are 1-866-435-5414 and 1-203-369-1033 (from outside the U.S.).

Those who plan to listen to the call and/or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 8, 2006, and Form 10-Q for the quarter ended June 30, 2006, filed with the Securities and Exchange Commission on July 28, 2006.

MAGELLAN HEALTH SERVICES REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS
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About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is the country’s leading diversified specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  Certain of the statements made in this press release including, without limitation, statements regarding estimates of segment profit, net income, earnings per share, future growth, new business opportunities, revenue and earnings impact of lost and new business, and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) the risk that the Company and CIGNA will be unable to agree on the final terms of a definitive agreement regarding the management of radiology benefits for CIGNA’s members; the risk that the Company does not properly underwrite the risk portion of any agreement with CIGNA; the risk that the Company does not effectively implement any agreement with CIGNA;  risk concerning the possible election of certain of the Company’s health plan customers to manage the health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts relating to managed health care services; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on the Company’s ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; the Company’s inability to integrate its acquisitions of NIA and ICORE in a timely and effective manner; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled “Risk Factors” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 8, 2006, and posted on the Company’s Web site.  Segment profit information referred to in this press release may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, is included in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005, and will be included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, which the Company expects will be filed on October 26, 2006.

# # #

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006 (1)	2005	2006 (1)
	(restated)		(restated)
Net revenue	$454,266	$429,487	$1,371,564	$1,229,016

Cost and expenses:
Cost of care	299,134	271,905	920,263	804,446
Cost of goods sold	—	15,212	—	15,212
Direct service costs and other operating expenses (2)	91,867	96,661	278,958	276,827
Equity in earnings of unconsolidated subsidiaries	(1,759)	—	(4,711)	(390)
Depreciation and amortization	12,161	13,096	36,952	35,086
Interest expense	8,711	1,807	25,961	5,497
Interest income	(4,995)	(4,280)	(11,927)	(13,418)
Gain on sale of assets	—	—	—	(5,148)
Special charges (benefits)	(556)	—	(556)	—
	404,563	394,401	1,244,940	1,118,112
Income from continuing operations before income taxes and minority interest	49,703	35,086	126,624	110,904
Provision for income taxes	16,828	13,890	49,696	47,169
Income from continuing operations before minority interest	32,875	21,196	76,928	63,735
Minority interest, net	(25)	(40)	47	(40)
Income from continuing operations	32,900	21,236	76,881	63,775
Income from discontinued operations (3)	696	—	1,526	—
Net income	33,596	21,236	78,407	63,775
Other comprehensive income (loss)	44	186	(428)	562
Comprehensive income	$33,640	$21,422	$77,979	$64,337

Weighted average number of common shares outstanding — basic (4)	36,436	37,096	35,795	36,925
Weighted average number of common shares outstanding — diluted (4)	37,605	39,023	37,200	38,569

Income per common share — basic:
Income from continuing operations	$0.90	$0.57	$2.15	$1.73
Income from discontinued operations	$0.02	$—	$0.04	$—
Net income	$0.92	$0.57	$2.19	$1.73

Income per common share — diluted:
Income from continuing operations	$0.87	$0.54	$2.07	$1.65
Income from discontinued operations	$0.02	$—	$0.04	$—
Net income	$0.89	$0.54	$2.11	$1.65

(1)             For a more detailed discussion of Magellan’s results for the three months and nine months ended September 30, 2006, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on October 26, 2006, and the live broadcast or taped replay of the Company’s earnings conference call on October 26, 2006, which will be available at www.MagellanHealth.com.

(2)             Includes stock compensation expense of $3,855 and $8,939 for the three months ended September 30, 2005 and 2006, respectively, and $12,024 and $21,033 for the nine months ended September 30, 2005 and 2006, respectively.

(3)             Net of income tax provision of $28 and $1,073 for the three months and nine months ended September 30, 2005, respectively.

(4)             Weighted average number of common shares outstanding for the three months and nine months ended September 30, 2005 and 2006 were calculated using outstanding shares of the Company’s Ordinary Common Stock and Multi-Vote Common Stock as appropriate.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2005	2006
	(restated)
Cash flows from operating activities:
Net income	$78,407	$63,775

Adjustments to reconcile net income to net cash from operating activities:
Gain on sale of assets	—	(5,148)
Depreciation and amortization	36,952	35,086
Equity in earnings of unconsolidated subsidiaries	(4,711)	(390)
Non-cash interest expense	1,042	1,042
Non-cash stock compensation expense	12,024	21,033
Non-cash income tax expense	45,393	42,232
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	(41,121)	22,241
Accounts receivable, net	(2,787)	11,125
Other assets	4,604	(384)
Accounts payable and accrued liabilities	68	(19,013)
Medical claims payable and other medical liabilities	12,804	(39,602)
Other	1,767	(39)
Net cash provided by operating activities	144,442	131,958

Cash flows from investing activities:
Capital expenditures	(14,384)	(14,999)
Proceeds from sale of assets	—	22,200
Purchase of investments	(462,011)	(29,589)
Maturity of investments	331,642	227,534
Acquisitions and investments in businesses, net of cash acquired	—	(282,806)
Proceeds from note receivable	7,000	3,000
Net cash used in investing activities	(137,753)	(74,660)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(19,266)	(18,929)
Proceeds from exercise of stock options and warrants	12,787	8,878
Net cash used in financing activities	(6,479)	(10,051)
Net increase in cash and cash equivalents	210	47,247
Cash and cash equivalents at beginning of period	45,390	81,039
Cash and cash equivalents at end of period	$45,600	$128,286	A

A                  Cash and cash equivalents as of September 30, 2006 does not include unrestricted investments of $9,996.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except membership amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Net revenue
– Health	$228,849	$164,479	$687,244	$481,648
– Employer	31,437	32,079	94,839	97,316
– Public Sector	193,980	201,586	589,481	598,551
– Radiology Benefits Management	—	10,648	—	30,806
– Specialty Pharmaceutical Management	—	20,695	—	20,695
Total revenue	454,266	429,487	1,371,564	1,229,016

Cost of care
– Health Plan	128,674	95,404	382,545	271,577
– Employer	7,477	6,875	23,122	21,942
– Public Sector	162,983	169,626	514,596	510,927
Total cost of care	299,134	271,905	920,263	804,446

Cost of goods sold
– Specialty Pharmaceutical Management	—	15,212	—	15,212

Direct service costs
– Health Plan	39,747	25,754	121,898	78,169
– Employer	15,727	16,605	47,908	50,879
– Public Sector	7,074	8,928	22,452	26,269
– Radiology Benefits Management	—	9,845	—	26,760
– Specialty Pharmaceutical Management	—	2,631	—	2,631
Total direct services costs	62,548	63,763	192,258	184,708

Other operating expenses — Corporate & Other	29,319	32,898	86,700	92,119

Equity in earnings of unconsolidated subsidiaries
– Health Plan	(1,759)	—	(4,711)	(390)

Stock compensation expense (1)
– Health Plan	(130)	(391)	(405)	(957)
– Employer	(21)	(94)	(66)	(246)
– Public Sector	(83)	(242)	(259)	(603)
– Radiology Benefits Management	—	(353)	—	(887)
– Specialty Pharmaceutical Management	—	(1,308)	—	(1,308)
– Corporate & Other	(3,621)	(6,551)	(11,294)	(17,032)
Total stock compensation expense	(3,855)	(8,939)	(12,024)	(21,033)

Segment profit (loss)
– Health Plan	62,317	43,712	187,917	133,249
– Employer	8,254	8,693	23,875	24,741
– Public Sector	24,006	23,274	52,692	61,958
– Radiology Benefits Management	—	1,156	—	4,933
– Specialty Pharmaceutical Management	—	4,160	—	4,160
– Corporate & Other	(25,698)	(26,347)	(75,406)	(75,087)
Total segment profit	$68,879	$54,648	$189,078	$153,954

Reconciliation of segment profit to income from continuing operations before income taxes and minority interest:
Segment profit	$68,879	$54,648	$189,078	$153,954
Stock compensation expense	(3,855)	(8,939)	(12,024)	(21,033)
Depreciation and amortization	(12,161)	(13,096)	(36,952)	(35,086)
Interest expense	(8,711)	(1,807)	(25,961)	(5,497)
Interest income	4,995	4,280	11,927	13,418
Gain on sale of assets	—	—	—	5,148
Special benefits (charges)	556	—	556	—
Income from continuing operations before income taxes and minority interest	$49,703	$35,086	$126,624	$110,904

Membership
– Health Plan				27.1
– Employer				13.9
– Public Sector				2.0
– Radiology Benefits Management				17.3
Total membership.				60.3

(1)             Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.